As filed with the Securities and Exchange Commission on June 7, 2000.

                                                    Registration No. 333-69039

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         Post-Effective Amendment No. 1

                                       to
                                    FORM S-4/A
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                              EASTERN ENTERPRISES
             (Exact name of registrant as specified in its charter)

        Massachusetts                  4924                     04-1270730
(State or other jurisdiction    (Primary Standard           (I.R.S. Employer
incorporation or organization)  Industrial Class. Number)   Identification No.)


         9 Riverside Road, Westen, Massachusetts 02493, (781) 647-2300
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              L. William Law, Jr.
                              Eastern Enterprises,
                               9 Riverside Road,
                          Weston, Massachusetts 02493
                                 (781) 647-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. If this Form is filed to register  additional  securities for an offering  pursuant to Rule
     462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
     registration  statement  for the same  offering.    If this Form is a
     post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

 Eastern  Enterprises,   a  Massachusetts   business  trust  ("Eastern"  or  the
"Registrant"), hereby files this Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-69039 to remove from registration 781,847 shares of Eastern Common Stock, $1.00 par value per share under the Securities Act of 1933, as amended, which remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4/A and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form
S-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, Commonwealth of Massachusetts, on this 7th day of June, 2000.


                              Eastern Enterprises

                              By:      /s/ L. William Law, Jr.
                                       -----------------------
                              Name:    L. William Law, Jr.
                              Title:   Senior Vice President,
                                       General Counsel and Secretary

 Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                                    Title                                                 Date
/s/ J. Atwood Ives           *             Chairman of the Board,                                June 7, 2000
-------------------------------
J. Atwood Ives                             Chief Executive Officer and Trustee
                                           (Principal Executive Officer)

/s/ Fred C. Raskin          *              President and Chief Operating                         June 7, 2000
-------------------------------
Fred C. Raskin                             Officer


/s/ Walter J. Flaherty       *             Executive Vice President                              June 7, 2000
-------------------------------
Walter J. Flaherty                         and Chief Financial Officer
                                           (Principal Financial Officer)


/s/ James J. Harper       *                Vice President                                        June 7, 2000
----------------------------
James J. Harper                            and Controller
                                           (Principal Accounting Officer)


/s/ James R. Barker       *                Trustee                                               June 7, 2000
----------------------------
James R. Barker


/s/ Richard R. Clayton   *                 Trustee                                               June 7, 2000
---------------------------
Richard R. Clayton


/s/ John D. Curtin, Jr.   *                Trustee                                               June 7, 2000
----------------------------
John D. Curtin, Jr.




/s/ Samuel Frankenheim *                   Trustee                                               June 7, 2000
-------------------------
Samuel Frankenheim


/s/ Leonard R. Jaskol     *                Trustee                                               June 7, 2000
----------------------------
Leonard R. Jaskol


/s/ Wendell J. Knox       *                Trustee                                               June 7, 2000
----------------------------
Wendell J. Knox


                                           Trustee                                               June 7, 2000
-------------------------------------
Frederic L. Putnam, Jr.


/s/ Rina K. Spence         *               Trustee                                               June 7, 2000
-----------------------------
Rina K. Spence


/s/ David B. Stone         *               Trustee                                               June 7, 2000
-----------------------------
David B. Stone




*   By: /s/ L. William Law, Jr.                                  June 7, 2000
       ------------------------
          L. William Law, Jr.
          Attorney-in-Fact